RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2004-QS10 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS10

      $ 5,216,342                 0.00%            CLASS A-P CERTIFICATES
   ------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated July 23, 2004
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated July 23, 2004.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                        NUMBER OF                     PERCENT OF       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE       PRINCIPAL      AVERAGE LTV
CREDIT SCORE RANGE                         LOANS         BALANCE        LOANS          BALANCE          RATIO
                                       ------------   ------------   ------------    ------------   ------------
499 or less ........................              9   $  1,310,810           0.69%   $    145,646          85.87%
500 - 519 ..........................              7        403,504           0.21          57,643          77.25
520 - 539 ..........................             10        950,657           0.50          95,066          81.31
540 - 559 ..........................              8        820,915           0.43         102,614          80.35
560 - 579 ..........................             12        969,284           0.51          80,774          81.08
580 - 599 ..........................             15      1,699,396           0.90         113,293          78.94
600 - 619 ..........................             24      3,420,466           1.81         142,519          83.66
620 - 639 ..........................             31      5,461,713           2.89         176,184          75.60
640 - 659 ..........................             54      7,916,828           4.19         146,608          78.79
660 - 679 ..........................             90     12,369,759           6.55         137,442          77.26
680 - 699 ..........................            112     15,873,430           8.40         141,727          77.88
700 - 719 ..........................            143     20,960,222          11.09         146,575          77.41
720 - 739 ..........................            141     24,140,375          12.78         171,208          73.30
740 - 759 ..........................            141     23,887,255          12.64         169,413          75.63
760 - 779 ..........................            144     29,281,634          15.50         203,345          72.92
780 - 799 ..........................            121     24,349,956          12.89         201,239          73.51
800 or greater .....................             65     14,773,950           7.82         227,292          65.18
                                       ------------   ------------   ------------    ------------   ------------
Subtotal with Credit Score .........          1,127   $188,590,155          99.81%   $    167,338          74.77%
Not Available ......................              3        366,121           0.19         122,040          72.17
                                       ------------   ------------   ------------    ------------   ------------
Total, Average or Weighted Average .          1,130   $188,956,276         100.00%   $    167,218          74.77%
                                       ============   ============   ============

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

         The minimum and maximum credit scores of the mortgage loans were 465 and 840, respectively, and the weighted average credit score of the mortgage loans was 728.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                     WEIGHTED
                                        NUMBER OF                     PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                        MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT         AVERAGE
OCCUPANCY                                 LOANS         BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
---------                              ------------   ------------   ------------    ------------   ------------   ------------
Primary Residence ..................            704   $141,066,889          74.66%   $    200,379            728          74.34%
Second/Vacation ....................             21      3,900,615           2.06         185,744            774          67.04
Non-Owner Occupied .................            405     43,988,771          23.28         108,614            725          76.83
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,130   $188,956,276         100.00%   $    167,218            728          74.77%
                                       ============   ============   ============

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                        NUMBER OF                     PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                        MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT         AVERAGE
LOAN PURPOSE                              LOANS         BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
------------                           ------------   ------------   ------------    ------------   ------------   ------------
Purchase ...........................            486   $ 70,926,902          37.54%   $    145,940            728          80.46%
Rate/Term Refinance ................            240     47,450,875          25.11         197,712            736          70.25
Equity Refinance ...................            404     70,578,499          37.35         174,699            723          72.08
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,130   $188,956,276         100.00%   $    167,218            728          74.77%
                                       ============   ============   ============


                            MORTGAGED PROPERTY TYPES

                                                                                                     WEIGHTED
                                        NUMBER OF                     PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                        MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT         AVERAGE
PROPERTY TYPE                             LOANS         BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
-------------                          ------------   ------------   ------------    ------------   ------------   ------------
Single-family detached .............            737   $123,002,591          65.10%   $    166,896            727          75.33%
Two-to-four family units ...........            178     27,805,418          14.72         156,210            727          74.21
Planned Unit Developments (detached)            120     26,320,294          13.93         219,336            732          72.66
Condo Low-Rise (less than 5 stories)             57      6,589,016           3.49         115,597            729          75.81
Planned Unit Developments (attached)             15      2,428,150           1.29         161,877            744          81.43
Townhouse ..........................             14      1,349,846           0.71          96,418            732          79.15
Condo High-Rise (9 stories or more)               5      1,128,939           0.60         225,788            725          51.94
Condo Mid-Rise (5 to 8 stories) ....              2        196,001           0.10          98,000            687          70.62
Condotel (1 to 4 stories) ..........              1         84,567           0.04          84,567            745          75.00
Condotel (9 or more stories) .......              1         51,454           0.03          51,454            718          65.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,130   $188,956,276         100.00%   $    167,218            728          74.77%
                                       ============   ============   ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                     WEIGHTED
                                        NUMBER OF                     PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                        MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT         AVERAGE
STATE                                     LOANS         BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
-----                                  ------------   ------------   ------------    ------------   ------------   ------------
Alaska .............................              3   $    463,683           0.25%   $    154,561            743          74.65%
Alabama ............................             22      1,970,038           1.04          89,547            705          82.82
Arkansas ...........................              4        298,021           0.16          74,505            678          80.87
Arizona ............................             30      4,963,034           2.63         165,434            748          77.92
California .........................            172     55,959,986          29.62         325,349            747          68.52
Colorado ...........................             27      3,751,356           1.99         138,939            747          80.04
Connecticut ........................             11      1,749,786           0.93         159,071            732          74.23
District of Columbia ...............              2        194,723           0.10          97,361            695          91.82
Delaware ...........................              4        576,336           0.31         144,084            733          70.03
Florida ............................             98     12,837,111           6.79         130,991            715          76.51
Georgia ............................             26      3,310,578           1.75         127,330            690          79.81
Hawaii .............................              6        965,924           0.51         160,987            739          75.02
Iowa ...............................              5        361,425           0.19          72,285            740          78.38
Idaho ..............................             15      2,074,951           1.10         138,330            736          73.61
Illinois ...........................             45      6,397,499           3.39         142,167            714          82.27
Indiana ............................             23      2,240,092           1.19          97,395            734          82.41
Kansas .............................             13      1,254,590           0.66          96,507            697          79.66
Kentucky ...........................              6        540,276           0.29          90,046            744          70.43
Louisiana ..........................             15      1,749,165           0.93         116,611            715          78.85
Massachusetts ......................             21      4,867,955           2.58         231,807            726          68.62
Maryland ...........................             18      3,690,185           1.95         205,010            731          71.63
Maine ..............................              5        890,761           0.47         178,152            701          72.10
Michigan ...........................             30      3,671,799           1.94         122,393            703          80.26
Minnesota ..........................              9      1,509,843           0.80         167,760            725          78.16
Missouri ...........................             23      2,299,382           1.22          99,973            696          81.06
Mississippi ........................              4        347,335           0.18          86,834            744          84.56
Montana ............................              2        275,760           0.15         137,880            752          79.90
North Carolina .....................             36      5,273,007           2.79         146,472            698          73.94
North Dakota .......................              1        133,975           0.07         133,975            735          90.00
Nebraska ...........................              2        189,229           0.10          94,615            729          80.00
New Hampshire ......................              5        941,078           0.50         188,216            784          47.87
New Jersey .........................             24      5,887,576           3.12         245,316            725          75.69
New Mexico .........................              6        617,503           0.33         102,917            754          79.91
Nevada .............................             16      3,427,012           1.81         214,188            749          80.15
New York ...........................             25      4,433,905           2.35         177,356            750          71.04
Ohio ...............................             27      2,561,965           1.36          94,888            703          82.62
Oklahoma ...........................             16      1,247,987           0.66          77,999            726          82.75
Oregon .............................             21      2,600,348           1.38         123,826            717          75.99
Pennsylvania .......................             28      3,271,341           1.73         116,834            716          80.38
Rhode Island .......................              7      1,803,484           0.95         257,641            766          81.13
South Carolina .....................             17      1,505,262           0.80          88,545            692          85.28
Tennessee ..........................             14      2,422,073           1.28         173,005            723          72.70
Texas ..............................            141     18,140,761           9.60         128,658            700          77.73
Utah ...............................             18      2,195,941           1.16         121,997            708          78.03
Virginia ...........................             25      3,869,162           2.05         154,766            723          80.91
Vermont ............................              3        426,339           0.23         142,113            720          70.78
Washington .........................             45      7,257,226           3.84         161,272            733          78.98
Wisconsin ..........................             13      1,435,926           0.76         110,456            747          80.41
Wyoming ............................              1        103,583           0.05         103,583            601          95.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,130   $188,956,276         100.00%   $    167,218            728          74.77%
                                       ============   ============   ============

         No more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                        NUMBER OF                     PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                        MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT         AVERAGE
DOCUMENTATION TYPE                         LOANS        BALANCE          LOANS         BALANCE         SCORE        LTV RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
Full Documentation .................            501   $ 86,083,525          45.56%   $    171,823            729          77.33%
Reduced Documentation ..............            629    102,872,751          54.44         163,550            727          72.62
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,130   $188,956,276         100.00%   $    167,218            728          74.77%
                                       ============   ============   ============

         No more than 25.2% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 1.5% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                 MORTGAGE RATES

                                                                                                     WEIGHTED
                                        NUMBER OF                     PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                         MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT      AVERAGE LTV
MORTGAGE RATES (%)                         LOANS         BALANCE         LOANS         BALANCE         SCORE          RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
4.875 - 4.999 ......................              1   $    319,748           0.17%   $    319,748            725          47.00%
5.000 - 5.124 ......................              1        329,614           0.17         329,614            801          51.00
5.125 - 5.249 ......................              1        324,026           0.17         324,026            699          53.00
5.250 - 5.374 ......................              4      1,589,281           0.84         397,320            719          65.52
5.375 - 5.499 ......................              3      1,284,903           0.68         428,301            730          66.39
5.500 - 5.624 ......................             29     13,641,865           7.22         470,409            764          67.25
5.625 - 5.749 ......................             22      9,082,217           4.81         412,828            749          68.86
5.750 - 5.874 ......................             16      5,744,458           3.04         359,029            754          65.75
5.875 - 5.999 ......................             43     10,716,035           5.67         249,210            764          69.01
6.000 - 6.124 ......................             40      7,168,671           3.79         179,217            744          73.74
6.125 - 6.249 ......................             47      8,551,314           4.53         181,943            733          73.71
6.250 - 6.374 ......................             85     14,412,271           7.63         169,556            745          69.87
6.375 - 6.499 ......................            115     20,896,608          11.06         181,710            736          76.15
6.500 - 6.624 ......................            157     22,068,090          11.68         140,561            716          77.45
6.625 - 6.749 ......................            101     15,419,680           8.16         152,670            722          74.98
6.750 - 6.874 ......................            137     20,118,983          10.65         146,854            714          79.23
6.875 - 6.999 ......................             86     10,726,555           5.68         124,727            710          80.76
7.000 - 7.124 ......................             69      7,737,122           4.09         112,132            703          79.50
7.125 - 7.249 ......................             39      4,243,960           2.25         108,819            704          82.66
7.250 - 7.374 ......................             38      4,990,769           2.64         131,336            682          81.93
7.375 - 7.499 ......................             29      3,083,635           1.63         106,332            698          77.55
7.500 - 7.624 ......................             26      3,180,358           1.68         122,321            676          82.71
7.625 - 7.749 ......................             10        691,187           0.37          69,119            679          80.64
7.750 - 7.874 ......................             14      1,604,124           0.85         114,580            697          83.41
7.875 - 7.999 ......................             16        965,499           0.51          60,344            664          76.58
8.125 - 8.249 ......................              1         65,303           0.03          65,303            645          90.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,130   $188,956,276         100.00%   $    167,218            728          74.77%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.3990% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                     WEIGHTED
                                        NUMBER OF                     PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                         MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT      AVERAGE LTV
NET MORTGAGE RATE (%)                     LOANS         BALANCE         LOANS          BALANCE         SCORE          RATIO
---------------------                  ------------   ------------   ------------    ------------   ------------   ------------
4.595 ..............................              1   $    319,748           0.17%   $    319,748            725          47.00%
4.720 ..............................              1        329,614           0.17         329,614            801          51.00
4.845 ..............................              1        324,026           0.17         324,026            699          53.00
4.970 ..............................              4      1,589,281           0.84         397,320            719          65.52
5.095 ..............................              3      1,284,903           0.68         428,301            730          66.39
5.220 ..............................             29     13,641,865           7.22         470,409            764          67.25
5.345 ..............................             22      9,082,217           4.81         412,828            749          68.86
5.470 ..............................             16      5,744,458           3.04         359,029            754          65.75
5.595 ..............................             41     10,166,118           5.38         247,954            765          69.25
5.710 ..............................              2        549,917           0.29         274,959            750          64.57
5.720 ..............................             40      7,168,671           3.79         179,217            744          73.74
5.845 ..............................             47      8,551,314           4.53         181,943            733          73.71
5.970 ..............................             85     14,412,271           7.63         169,556            745          69.87
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .            292   $ 73,164,404          38.72%   $    250,563            750          69.22%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 7.225980217%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                        NUMBER OF                     PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                         MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT      AVERAGE LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)         LOANS         BALANCE         LOANS          BALANCE         SCORE         RATIO
----------------------------------     ------------   ------------   ------------    ------------   ------------   ------------
100,000 or less ....................            429   $ 30,300,925          16.04%   $     70,632            706          76.63%
100,001 to 200,000 .................            426     59,633,803          31.56         139,985            722          77.31
200,001 to 300,000 .................            122     29,334,768          15.52         240,449            726          77.70
300,001 to 400,000 .................             58     20,404,381          10.80         351,800            730          72.98
400,001 to 500,000 .................             54     23,957,059          12.68         443,649            745          69.35
500,001 to 600,000 .................             23     12,550,090           6.64         545,656            737          70.07
600,001 to 700,000 .................             12      7,568,190           4.01         630,683            763          71.72
700,001 to 800,000 .................              2      1,489,313           0.79         744,656            810          69.75
800,001 to 900,000 .................              1        839,132           0.44         839,132            788          74.00
900,001 to 1,000,000 ...............              3      2,878,614           1.52         959,538            773          61.72
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,130   $188,956,276         100.00%   $    167,218            728          74.77%
                                       ============   ============   ============

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                                  WEIGHTED
                                           NUMBER OF                         PERCENT OF           AVERAGE          AVERAGE
                                           MORTGAGE        PRINCIPAL          MORTGAGE           PRINCIPAL          CREDIT
ORIGINAL LTV RATIO (%)                      LOANS           BALANCE             LOANS             BALANCE           SCORE
----------------------                 ---------------   ---------------   ---------------    ---------------   ---------------
00.01 - 50.00 ......................                66   $    11,226,503              5.94%   $       170,099               756
50.01 - 55.00 ......................                36         7,924,747              4.19            220,132               760
55.01 - 60.00 ......................                44        10,617,269              5.62            241,302               748
60.01 - 65.00 ......................                48         8,435,360              4.46            175,737               741
65.01 - 70.00 ......................                71        16,038,668              8.49            225,897               722
70.01 - 75.00 ......................               141        22,235,857             11.77            157,701               730
75.01 - 80.00 ......................               457        79,181,733             41.90            173,264               729
80.01 - 85.00 ......................                21         2,221,627              1.18            105,792               729
85.01 - 90.00 ......................               177        21,944,044             11.61            123,978               701
90.01 - 95.00 ......................                65         8,719,896              4.61            134,152               693
95.01 - 100.00 .....................                 4           410,573              0.22            102,643               744
                                       ---------------   ---------------   ---------------    ---------------   ---------------
Total, Average or Weighted Average .             1,130   $   188,956,276            100.00%   $       167,218               728
                                       ===============   ===============   ===============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 74.77%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS A-P CERTIFICATES
                                                 -----------------------------------------
                                                   0%       6%      18%      24%      30%
                                                 -----    -----    -----    -----    -----
DISTRIBUTION DATE
-----------------
April 2005 ...................................     100%     100%     100%     100%     100%
April 2006 ...................................      99       93       81       75       69
April 2007 ...................................      97       86       65       56       48
April 2008 ...................................      96       79       53       42       33
April 2009 ...................................      94       73       42       31       23
April 2010 ...................................      92       68       34       23       15
April 2011 ...................................      90       62       27       17       11
April 2012 ...................................      88       57       22       13        7
April 2013 ...................................      86       53       18       10        5
April 2014 ...................................      84       48       14        7        3
April 2015 ...................................      82       44       11        5        2
April 2016 ...................................      79       40        9        4        2
April 2017 ...................................      77       37        7        3        1
April 2018 ...................................      74       33        6        2        1
April 2019 ...................................      71       30        4        2        *
April 2020 ...................................      68       27        3        1        *
April 2021 ...................................      65       24        3        1        *
April 2022 ...................................      61       21        2        1        *
April 2023 ...................................      57       19        2        *        *
April 2024 ...................................      53       16        1        *        *
April 2025 ...................................      49       14        1        *        *
April 2026 ...................................      45       12        1        *        *
April 2027 ...................................      40       10        1        *        *
April 2028 ...................................      35        8        *        *        *
April 2029 ...................................      30        7        *        *        *
April 2030 ...................................      24        5        *        *        *
April 2031 ...................................      18        4        *        *        *
April 2032 ...................................      12        2        *        *        *
April 2033 ...................................       5        1        *        *        *
April 2034 ...................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity)    18.3     10.1      4.6      3.5      2.7

--------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                               DISCOUNT MORTGAGE            NON-DISCOUNT
         ASSUMED PURCHASE PRICE                       LOANS                MORTGAGE LOANS
------------------------------------------   ----------------------    ----------------------
Aggregate principal balance ..............   $        74,577,124.92    $       117,055,754.56
Weighted average mortgage rate ...........             5.8488689459%                   6.7471%
Weighted average servicing fee rate ......             0.2800000000%                   0.3300%
Weighted average original term to maturity
(months) .................................                      357                       359
Weighted average remaining term
to maturity (months) .....................                      345                       349

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE         0%        6%       18%       24%       30%
------------------------------    -----     -----     -----     -----     -----
$3,676,849 ...................      2.2%      4.2%     10.0%     13.5%     17.4%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         ---------------------------   --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR        BY           BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039
Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%


                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                            BY           BY DOLLAR        BY           BY DOLLAR        BY           BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963
Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

-------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         ---------------------------   --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR        BY           BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231
Foreclosures Pending .            80         12,263            113         19,378            198         34,074
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%


                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                            BY           BY DOLLAR        BY           BY DOLLAR        BY           BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........           893        131,270            934        142,682            946        161,218
60 to 89 days ........           216         33,636            216         35,031            186         26,348
90 days or more(2) ...           206         37,139            258         43,618            225         34,430
Foreclosures Pending .           251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:43                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10(POOL # 4878) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4878
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HWC9    50,000,000.00  46,260,527.18     4.750000  %  1,177,208.33
A-2     76110HWD7    55,223,556.00  51,093,416.27     5.250000  %  1,300,192.61
A-3     76110HWE5    69,278,444.00  64,097,146.84     2.917500  %  1,631,103.24
A-4     76110HWF2             0.00           0.00     4.582500  %          0.00
A-5     76110HWG0    21,200,000.00  21,735,326.57     6.000000  %          0.00
A-6     76110HWH8     4,474,000.00   4,333,744.44     6.000000  %     28,473.28
A-P     76110HWJ4     5,606,515.12   5,522,188.43     0.000000  %     41,857.81
A-V     76110HWK1             0.00           0.00     0.260572  %          0.00
R-I     76110HWL9           100.00           0.00     6.000000  %          0.00
R-II    76110HWM7           100.00           0.00     6.000000  %          0.00
M-1     76110HWN5     4,874,800.00   4,851,608.77     6.000000  %      4,692.92
M-2     76110HWP0     2,057,800.00   2,048,010.28     6.000000  %      1,981.02
M-3     76110HWQ8     1,624,600.00   1,616,871.18     6.000000  %      1,563.99
B-1     76110HWR6       758,100.00     754,493.44     6.000000  %        729.82
B-2     76110HWS4       866,500.00     862,377.74     6.000000  %        834.17
B-3     76110HWT2       649,912.21     646,820.34     6.000000  %        625.67

-------------------------------------------------------------------------------
                  216,614,427.33   203,822,531.48                  4,189,262.86
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       183,114.59  1,360,322.92            0.00       0.00     45,083,318.85
A-2       223,533.70  1,523,726.31            0.00       0.00     49,793,223.66
A-3       155,836.19  1,786,939.43            0.00       0.00     62,466,043.60
A-4       244,770.98    244,770.98            0.00       0.00              0.00
A-5             0.00          0.00      108,676.63       0.00     21,844,003.20
A-6        21,668.72     50,142.00            0.00       0.00      4,305,271.16
A-P             0.00     41,857.81            0.00       0.00      5,480,330.62
A-V        44,258.76     44,258.76            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        24,258.04     28,950.96            0.00       0.00      4,846,915.85
M-2        10,240.05     12,221.07            0.00       0.00      2,046,029.26
M-3         8,084.36      9,648.35            0.00       0.00      1,615,307.19
B-1         3,772.47      4,502.29            0.00       0.00        753,763.62
B-2         4,311.89      5,146.06            0.00       0.00        861,543.57
B-3         3,234.10      3,859.77            0.00       0.00        646,194.67

-------------------------------------------------------------------------------
          927,083.85  5,116,346.71      108,676.63       0.00    199,741,945.25
===============================================================================

















































Run:        04/26/05     10:32:43
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10(POOL # 4878) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4878
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     925.210544   23.544167     3.662292    27.206459   0.000000  901.666377
A-2     925.210544   23.544167     4.047796    27.591963   0.000000  901.666377
A-3     925.210544   23.544167     2.249418    25.793585   0.000000  901.666377
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1025.251253    0.000000     0.000000     0.000000   5.126256 1030.377509
A-6     968.650970    6.364166     4.843254    11.207420   0.000000  962.286804
A-P     984.959162    7.465923     0.000000     7.465923   0.000000  977.493239
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     995.242628    0.962688     4.976212     5.938900   0.000000  994.279941
M-2     995.242629    0.962688     4.976212     5.938900   0.000000  994.279941
M-3     995.242627    0.962686     4.976216     5.938902   0.000000  994.279941
B-1     995.242624    0.962683     4.976217     5.938900   0.000000  994.279941
B-2     995.242630    0.962689     4.976215     5.938904   0.000000  994.279941
B-3     995.242625    0.962684     4.976211     5.938895   0.000000  994.279941

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:43                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10 (POOL #  4878)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4878
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       42,499.78
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,779.70

SUBSERVICER ADVANCES THIS MONTH                                       17,616.47
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    12   1,431,245.21

 (B)  TWO MONTHLY PAYMENTS:                                    6     660,206.65

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     137,804.88


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        512,266.63

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     199,741,945.27

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,180

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,882,325.91

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.56371000 %     4.29474300 %    1.11061890 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.45605600 %     4.25962223 %    1.16415270 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,332,289.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,166,144.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.40460643
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              349.80

POOL TRADING FACTOR:                                                92.21082258

Run:        04/26/05     10:57:32                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10(POOL # 4878) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4878
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HWC9    50,000,000.00  45,083,318.85     4.750000  %  1,006,136.07
A-2     76110HWD7    55,223,556.00  49,793,223.66     5.250000  %  1,111,248.23
A-3     76110HWE5    69,278,444.00  62,466,043.60     3.030000  %  1,394,070.83
A-4     76110HWF2             0.00           0.00     4.470000  %          0.00
A-5     76110HWG0    21,200,000.00  21,844,003.20     6.000000  %          0.00
A-6     76110HWH8     4,474,000.00   4,305,271.16     6.000000  %     28,615.64
A-P     76110HWJ4     5,606,515.12   5,480,330.62     0.000000  %     23,446.77
A-V     76110HWK1             0.00           0.00     0.258532  %          0.00
R-I     76110HWL9           100.00           0.00     6.000000  %          0.00
R-II    76110HWM7           100.00           0.00     6.000000  %          0.00
M-1     76110HWN5     4,874,800.00   4,846,915.85     6.000000  %     13,306.54
M-2     76110HWP0     2,057,800.00   2,046,029.26     6.000000  %      5,617.09
M-3     76110HWQ8     1,624,600.00   1,615,307.19     6.000000  %      4,434.60
B-1     76110HWR6       758,100.00     753,763.62     6.000000  %      2,069.35
B-2     76110HWS4       866,500.00     861,543.57     6.000000  %      2,365.25
B-3     76110HWT2       649,912.21     646,194.67     6.000000  %      1,774.04

-------------------------------------------------------------------------------
                  216,614,427.33   199,741,945.25                  3,593,084.41
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       178,454.80  1,184,590.87            0.00       0.00     44,077,182.78
A-2       217,845.35  1,329,093.58            0.00       0.00     48,681,975.43
A-3       157,726.76  1,551,797.59            0.00       0.00     61,071,972.77
A-4       232,686.01    232,686.01            0.00       0.00              0.00
A-5             0.00          0.00      109,220.02       0.00     21,953,223.22
A-6        21,526.36     50,142.00            0.00       0.00      4,276,655.52
A-P             0.00     23,446.77            0.00       0.00      5,456,883.85
A-V        43,033.02     43,033.02            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        24,234.58     37,541.12            0.00       0.00      4,833,609.31
M-2        10,230.15     15,847.24            0.00       0.00      2,040,412.17
M-3         8,076.54     12,511.14            0.00       0.00      1,610,872.59
B-1         3,768.82      5,838.17            0.00       0.00        751,694.27
B-2         4,307.72      6,672.97            0.00       0.00        859,178.32
B-3         3,230.97      5,005.01            0.00       0.00        644,420.63

-------------------------------------------------------------------------------
          905,121.08  4,498,205.49      109,220.02       0.00    196,258,080.86
===============================================================================

















































Run:        04/26/05     10:57:32
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10(POOL # 4878) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4878
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     901.666377   20.122721     3.569096    23.691817   0.000000  881.543656
A-2     901.666377   20.122721     3.944790    24.067511   0.000000  881.543656
A-3     901.666377   20.122721     2.276708    22.399429   0.000000  881.543656
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1030.377509    0.000000     0.000000     0.000000   5.151888 1035.529397
A-6     962.286803    6.395986     4.811435    11.207421   0.000000  955.890818
A-P     977.493239    4.182058     0.000000     4.182058   0.000000  973.311181
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     994.279942    2.729661     4.971400     7.701061   0.000000  991.550281
M-2     994.279939    2.729658     4.971401     7.701059   0.000000  991.550281
M-3     994.279944    2.729663     4.971402     7.701065   0.000000  991.550281
B-1     994.279947    2.729666     4.971402     7.701068   0.000000  991.550281
B-2     994.279940    2.729660     4.971402     7.701062   0.000000  991.550281
B-3     994.279942    2.729661     4.971395     7.701056   0.000000  991.550281

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10 (POOL #  4878)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4878
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       41,516.92
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,910.85

SUBSERVICER ADVANCES THIS MONTH                                       17,810.71
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    15   2,086,775.16

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     413,302.57


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        229,780.26

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     196,258,080.85

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,162

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,944,082.63

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      344,250.19

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.45605600 %     4.37979000 %    1.13221180 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.37100600 %     4.32333488 %    1.18201210 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,332,289.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,166,144.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.39975588
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              348.80

POOL TRADING FACTOR:                                                90.60249738

Run:        04/07/05     13:16:11                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10(POOL # 4878) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4878
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HWC9    50,000,000.00  44,077,182.78     4.750000  %  1,317,350.82
A-2     76110HWD7    55,223,556.00  48,681,975.43     5.250000  %  1,454,975.93
A-3     76110HWE5    69,278,444.00  61,071,972.77     3.150000  %  1,825,280.29
A-4     76110HWF2             0.00           0.00     4.350000  %          0.00
A-5     76110HWG0    21,200,000.00  21,953,223.22     6.000000  %          0.00
A-6     76110HWH8     4,474,000.00   4,276,655.52     6.000000  %     28,758.72
A-P     76110HWJ4     5,606,515.12   5,456,883.85     0.000000  %     98,131.44
A-V     76110HWK1             0.00           0.00     0.256050  %          0.00
R-I     76110HWL9           100.00           0.00     6.000000  %          0.00
R-II    76110HWM7           100.00           0.00     6.000000  %          0.00
M-1     76110HWN5     4,874,800.00   4,833,609.31     6.000000  %      4,712.14
M-2     76110HWP0     2,057,800.00   2,040,412.17     6.000000  %      1,989.14
M-3     76110HWQ8     1,624,600.00   1,610,872.59     6.000000  %      1,570.39
B-1     76110HWR6       758,100.00     751,694.27     6.000000  %        732.81
B-2     76110HWS4       866,500.00     859,178.32     6.000000  %        837.59
B-3     76110HWT2       649,912.21     644,420.63     6.000000  %        628.22

-------------------------------------------------------------------------------
                  216,614,427.33   196,258,080.86                  4,734,967.49
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       174,472.18  1,491,823.00            0.00       0.00     42,759,831.96
A-2       212,983.64  1,667,959.57            0.00       0.00     47,226,999.50
A-3       160,313.93  1,985,594.22            0.00       0.00     59,246,692.48
A-4       221,385.90    221,385.90            0.00       0.00              0.00
A-5             0.00          0.00      109,766.11       0.00     22,062,989.33
A-6        21,383.28     50,142.00            0.00       0.00      4,247,896.80
A-P             0.00     98,131.44            0.00       0.00      5,358,752.41
A-V        41,876.63     41,876.63            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        24,168.05     28,880.19            0.00       0.00      4,828,897.17
M-2        10,202.06     12,191.20            0.00       0.00      2,038,423.03
M-3         8,054.36      9,624.75            0.00       0.00      1,609,302.20
B-1         3,758.47      4,491.28            0.00       0.00        750,961.46
B-2         4,295.89      5,133.48            0.00       0.00        858,340.73
B-3         3,222.10      3,850.32            0.00       0.00        643,792.41

-------------------------------------------------------------------------------
          886,116.49  5,621,083.98      109,766.11       0.00    191,632,879.48
===============================================================================

















































Run:        04/07/05     13:16:11
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10(POOL # 4878) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4878
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     881.543656   26.347016     3.489444    29.836460   0.000000  855.196639
A-2     881.543655   26.347016     3.856753    30.203769   0.000000  855.196639
A-3     881.543656   26.347016     2.314052    28.661068   0.000000  855.196639
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1035.529397    0.000000     0.000000     0.000000   5.177647 1040.707044
A-6     955.890817    6.427966     4.779455    11.207421   0.000000  949.462851
A-P     973.311181   17.503108     0.000000    17.503108   0.000000  955.808073
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     991.550282    0.966632     4.957752     5.924384   0.000000  990.583649
M-2     991.550279    0.966629     4.957751     5.924380   0.000000  990.583649
M-3     991.550281    0.966632     4.957750     5.924382   0.000000  990.583649
B-1     991.550276    0.966627     4.957750     5.924377   0.000000  990.583649
B-2     991.550285    0.966636     4.957750     5.924386   0.000000  990.583649
B-3     991.550287    0.966638     4.957747     5.924385   0.000000  990.583649

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:11                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10 (POOL #  4878)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4878
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       40,939.05
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,763.46

SUBSERVICER ADVANCES THIS MONTH                                       25,696.60
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    22   3,175,921.23

 (B)  TWO MONTHLY PAYMENTS:                                    1     141,687.95

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      74,274.62


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        568,808.21

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     191,632,879.48

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,142

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,432,807.76

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.37100600 %     4.44698100 %    1.14914670 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.23982400 %     4.42336536 %    1.20955850 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,332,289.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,166,144.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.39753714
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              347.70

POOL TRADING FACTOR:                                                88.46727424

Run:        04/25/05     12:55:13                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10(POOL # 4878) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4878
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HWC9    50,000,000.00  42,759,831.96     4.750000  %  1,652,770.58
A-2     76110HWD7    55,223,556.00  47,226,999.50     5.250000  %  1,825,437.38
A-3     76110HWE5    69,278,444.00  59,246,692.48     3.350000  %  2,290,027.49
A-4     76110HWF2             0.00           0.00     4.150000  %          0.00
A-5     76110HWG0    21,200,000.00  22,062,989.33     6.000000  %          0.00
A-6     76110HWH8     4,474,000.00   4,247,896.80     6.000000  %     28,902.52
A-P     76110HWJ4     5,606,515.12   5,358,752.41     0.000000  %    142,409.73
A-V     76110HWK1             0.00           0.00     0.254777  %          0.00
R-I     76110HWL9           100.00           0.00     6.000000  %          0.00
R-II    76110HWM7           100.00           0.00     6.000000  %          0.00
M-1     76110HWN5     4,874,800.00   4,828,897.17     6.000000  %      4,709.39
M-2     76110HWP0     2,057,800.00   2,038,423.03     6.000000  %      1,987.97
M-3     76110HWQ8     1,624,600.00   1,609,302.20     6.000000  %      1,569.48
B-1     76110HWR6       758,100.00     750,961.46     6.000000  %        732.37
B-2     76110HWS4       866,500.00     858,340.73     6.000000  %        837.10
B-3     76110HWT2       649,912.21     643,792.41     6.000000  %        627.86

-------------------------------------------------------------------------------
                  216,614,427.33   191,632,879.48                  5,950,011.87
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       169,257.67  1,822,028.25            0.00       0.00     41,107,061.38
A-2       206,618.12  2,032,055.50            0.00       0.00     45,401,562.12
A-3       165,397.02  2,455,424.51            0.00       0.00     56,956,664.99
A-4       204,894.81    204,894.81            0.00       0.00              0.00
A-5             0.00          0.00      110,314.95       0.00     22,173,304.28
A-6        21,239.48     50,142.00            0.00       0.00      4,218,994.28
A-P             0.00    142,409.73            0.00       0.00      5,216,342.68
A-V        40,686.42     40,686.42            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        24,144.49     28,853.88            0.00       0.00      4,824,187.78
M-2        10,192.12     12,180.09            0.00       0.00      2,036,435.06
M-3         8,046.51      9,615.99            0.00       0.00      1,607,732.72
B-1         3,754.81      4,487.18            0.00       0.00        750,229.09
B-2         4,291.70      5,128.80            0.00       0.00        857,503.63
B-3         3,218.96      3,846.82            0.00       0.00        643,164.55

-------------------------------------------------------------------------------
          861,742.11  6,811,753.98      110,314.95       0.00    185,793,182.56
===============================================================================

















































Run:        04/25/05     12:55:13
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10(POOL # 4878) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4878
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     855.196639   33.055412     3.385153    36.440565   0.000000  822.141228
A-2     855.196639   33.055412     3.741485    36.796897   0.000000  822.141228
A-3     855.196639   33.055412     2.387424    35.442836   0.000000  822.141228
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1040.707044    0.000000     0.000000     0.000000   5.203535 1045.910579
A-6     949.462852    6.460107     4.747313    11.207420   0.000000  943.002745
A-P     955.808073   25.400757     0.000000    25.400757   0.000000  930.407316
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     990.583649    0.966068     4.952919     5.918987   0.000000  989.617581
M-2     990.583652    0.966071     4.952921     5.918992   0.000000  989.617581
M-3     990.583647    0.966065     4.952918     5.918983   0.000000  989.617581
B-1     990.583654    0.966073     4.952922     5.918995   0.000000  989.617581
B-2     990.583651    0.966070     4.952914     5.918984   0.000000  989.617581
B-3     990.583650    0.966069     4.952915     5.918984   0.000000  989.617581

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:13                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS10 (POOL #  4878)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4878
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       39,953.74
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,128.91

SUBSERVICER ADVANCES THIS MONTH                                       13,834.74
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     8     955,302.27

 (B)  TWO MONTHLY PAYMENTS:                                    4     576,859.58

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      74,274.62


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        421,485.09

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     185,793,182.57

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,118

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,651,760.22

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.23982400 %     4.55061700 %    1.17573490 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.06388300 %     4.55794741 %    1.24650390 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,332,289.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,166,144.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.40007697
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              346.50

POOL TRADING FACTOR:                                                85.77137952